UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2011

Lazard Ltd

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32492	98-0437848

(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

441-295-1422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

On April 26, 2011, Lazard Ltd (the “Company”) held its annual general meeting of shareholders. The results of the annual meeting were previously reported under Item 5 of the Company’s Form 10-Q for the quarter ended March 31, 2011 (filed on April 29, 2011) (the “2011 First Quarter 10-Q”). Item 5 of Form 10-Q permits issuers to disclose certain information on such form in lieu of providing such information under cover of a Form 8-K. This Form 8-K/A supplements the disclosure previously filed under Item 5 of the 2011 First Quarter 10-Q.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 26, 2011, the Company’s board of directors, taking into account various considerations, including the non-binding advisory vote of shareholders on the frequency of shareholder voting on executive compensation at the Company’s 2011 annual meeting, determined that the Company will hold its advisory vote on executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 1, 2011

LAZARD LTD

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel